EXHIBIT 99.1
SPECIAL LETTER TO SHAREHOLDERS
As you are aware, in recent years Fentura Financial, Inc. has invested in several newly formed Michigan banks. Typically, newly formed banks lose money for the first two or three years at which point they turn profitable by having achieved enough loan and deposit growth to support the overhead connected with their start up status.
Accordingly, each month, we analyze our minority investments in newly formed banks to determine the appropriate value to be used for financial reporting purposes. Following the submission of our first quarter report and prior to filing our SEC required Quarterly Report on form 10-Q, we learned new information about the deteriorating condition of one of these banks. It appears that the deteriorating condition of the bank is a permanent rather than temporary condition. As a result, we are required to reduce the carrying value of our investment by taking a charge to earnings which reflects the impaired value. Accordingly, we have reduced the value of our investment by $574,400 resulting in an additional $379,000 reduction to net-income for the first quarter of 2008. The revised first quarter income statement and balance sheet for Fentura Financial, Inc. is displayed on the reverse side of this letter.
Clearly, the challenges facing our industry and in particular Michigan banks, are daunting. We are continuing to investigate several strategic alternatives to strengthen our company as outlined in my prior letter.
If you have any specific questions, please do not hesitate to contact me.
Sincerely,
Donald L. Grill
President & CEO

5

Fentura Financial Inc.
Consolidated Statement of Condition
(000’s omitted except per share data)
Unaudited

	March 31,
	2008	2007
ASSETS

Cash and due from banks	$19,314	$17,236
Federal Funds Sold	2,700	6,100

Total cash and cash equivalents	22,014	23,336

Securities available for sale, at fair value	62,394	88,783
Securities held to maturity (fair value of $8,715 at March 31, 2008 and $10,403 at March 31, 2007)	8,682	10,441

Total securities	71,076	99,224

Loans held for sale	1,463	2,352

Commercial loans	314,065	298,338
Construction loans	60,709	64,973
Consumer loans	58,436	35,562
Real estate loans	38,321	60,953

Total loans	471,531	459,826
Less: Allowance for loan losses	(9,389)	(6,962)

Net loans	462,142	452,864

Bank premises and equipment	19,568	19,509
Accrued interest receivable	2,487	3,313
Bank-owned life insurance	7,087	6,875
Goodwill	7,955	7,955
Other assets	15,920	9,524

Total assets	$609,712	$624,952

LIABILITIES

Noninterest bearing deposits	$71,574	$77,790
Interest bearing deposits	451,896	453,559

Total deposits	523,470	531,349

Short-term borrowings	716	450
Other borrowings	19,031	21,052
Subordinated debt	14,000	14,000
Accrued taxes, interest and other liabilities	3,117	5,797

Total liabilities	560,334	572,648

STOCKHOLDERS’ EQUITY

Common stock - 2,171,681 issued (2,162,107 in 2007)	42,649	42,476
Retained earnings	6,860	10,524
Accumulated other comprehensive income (loss)	(131)	(696)

Total stockholders’ equity	49,378	52,304

Total liabilities and stockholders’ equity	$609,712	$624,952

Fentura Financial Inc.
Consolidated Statement of Income
(000’s omitted except per share data)
Unaudited

	Three Months Ended March 31,
	2008	2007
INTEREST INCOME

Interest and fees on loans	$8,104	$8,647
Interest and dividends on securities:
Taxable	628	917
Tax-exempt	117	215
Interest on short-term securities	98	167

Total interest income	8,947	9,946

INTEREST EXPENSE
Deposits	4,027	3,961
Borrowings	496	585

Total interest expense	4,523	4,546

NET INTEREST INCOME	4,424	5,400
Provision for loan losses	1,081	439

Net interest income after provision for loan losses	3,343	4,961

NONINTEREST INCOME
Service charges on deposit accounts	774	851
Trust income	456	84
Gain on sale of loans	118	507
Other operating income	210	423
Gain (loss) on sale of securities	—	—

Total noninterest income	1,558	1,865

NONINTEREST EXPENSE
Salaries and benefits	3,002	3,247
Occupancy of bank premises	551	503
Equipment expense	494	525
Other operating expenses	1,857	1,221

Total noninterest expense	5,904	5,496

NET INCOME (LOSS) BEFORE TAXES	(1,003)	1,330
Federal income taxes (benefit)	(375)	382

NET INCOME (LOSS)	$(628)	$948

Per share amounts:
Net income — basic	$(0.29)	$0.44
Net income — diluted	$(0.29)	$0.44
Fentura Financial Inc.
Financial Highlights
$ in thousands except per share data
Unaudited

	March 31,
	2008	2007	% Change
Net Income	$(628)	$948	(166.24)
Return on average total equity	(1.26)%	7.40%	(117.03)
Return on average assets	(0.41)%	0.62%	(166.13)
Net interest margin	3.20%	3.94%	(18.78)
Efficiency ratio	98.70%	75.65%	(30.47)

Per Common Share:
Net Income — basic	$(0.29)	$0.44	(165.91)
Net Income — diluted	$(0.29)	$0.44	(165.91)
Book value	$22.81	$24.19	(5.70)
Market price (last trade)	$17.75	$29.50	(39.83)